UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): February 9, 2010

TYCO INTERNATIONAL LTD.

(Exact Name of Registrant as Specified in its Charter)

Switzerland	98-0390500
(Jurisdiction of Incorporation)	(IRS Employer Identification Number)

001-13836

(Commission File Number)

Freier Platz 10

CH-8200 Schaffhausen, Switzerland

(Address of Principal Executive Offices, including Zip Code)

41-52-633-02-44

(Registrant’s Telephone Number, including Area Code)

Check the appropriate box below if the form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2 (b) under the Exchange Act (17 CFR 240.14d-2 (b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01                                             Other Events.

During the first quarter of fiscal 2010, Tyco International Ltd. (the “Company”) realigned certain business operations. The manufacturing operations which support the ADT retail business, historically included in the Safety Products segment, were transferred to the ADT Worldwide segment.  In addition, certain smaller businesses were transferred between segments; from the Company’s Safety Products segment to the Company’s Fire Protection Services segment in Asia Pacific; from the Company’s Fire Protection Services segment to the Company’s ADT Worldwide segment in EMEA and Latin America. Further, certain overhead costs were transferred from Corporate and Other to the Company’s ADT Worldwide segment. As a result of the realignment of these business activities, the following tables for the fiscal years ended 2009, 2008 and 2007 have been recast to reflect the realignments discussed above. The realignment did not have any impact on the Company’s consolidated financial position, results of operations, earnings per share or cash flows for the periods presented. Selected information by segment and region is presented below ($ in millions):

	2009	2008	2007
Net revenue(1):
ADT Worldwide	$7,066	$7,802	$7,350
Flow Control	3,850	4,418	3,766
Fire Protection Services	3,410	3,813	3,702
Electrical and Metal Products	1,392	2,272	1,974
Safety Products	1,519	1,889	1,681
Corporate and Other	—	5	4
	$17,237	$20,199	$18,477

(1)                                  Revenue by operating segment excludes intercompany transactions.

	2009(1)	2008	2007
Operating (loss) income:
ADT Worldwide	$(202)	$866	$802
Flow Control	518	618	457
Fire Protection Services	70	332	298
Electrical and Metal Products	(938)	342	162
Safety Products	(367)	301	270
Corporate and Other(2)	(568)	(518)	(3,721)
	$(1,487)	$1,941	$(1,732)

(1)                                  Operating loss in 2009 includes goodwill and intangible asset impairment charges of $2.705 billion.

(2)                                  Corporate and Other in 2007 includes a net charge of $2.862 billion related to the class action settlement.

Total assets by segment as of September 25, 2009, September 26, 2008 and September 28, 2007 are as follows ($ in millions):

	2009	2008	2007
Total assets:
ADT Worldwide	$11,395	$12,966	$12,826
Flow Control	4,489	4,669	4,421
Fire Protection Services	2,629	2,825	2,881
Electrical and Metal Products	629	1,916	1,933
Safety Products	1,954	2,679	2,662
Corporate and Other	4,301	3,481	6,817
Assets held for sale	156	268	1,275
	$25,553	$28,804	$32,815

Depreciation and amortization and capital expenditures, net by segment for the years ended September 25, 2009, September 26, 2008 and September 28, 2007 are as follows ($ in millions):

	2009	2008	2007
Depreciation and amortization:
ADT Worldwide	$940	$968	$977
Flow Control	69	65	62
Fire Protection Services	34	31	31
Electrical and Metal Products	30	37	27
Safety Products	48	43	41
Corporate and Other	12	10	10
	$1,133	$1,154	$1,148

	2009	2008	2007
Capital expenditures:
ADT Worldwide	$443	$504	$472
Flow Control	107	130	90
Fire Protection Services	25	28	26
Electrical and Metal Products	46	35	29
Safety Products	56	31	44
Corporate and Other	32	6	5
	$709	$734	$666

Net revenue by geographic area for the years ended September 25, 2009, September 26, 2008 and September 28, 2007 is as follows ($ in millions):

	2009	2008	2007
Net revenue(1):
United States	$8,304	$9,465	$8,910
Other Americas	1,520	1,733	1,419
Europe, Middle East and Africa	4,706	5,749	5,338
Asia—Pacific	2,707	3,252	2,810
	$17,237	$20,199	$18,477

(1)                                  Revenue is attributed to individual countries based on the reporting entity that records the transaction.

Long-lived assets by geographic area as of September 25, 2009, September 26, 2008 and September 28, 2007 are as follows ($ in millions):

	2009	2008	2007
Long-lived assets(1):
United States	$2,701	$2,722	$2,681
Other Americas	402	364	339
Europe, Middle East and Africa	539	566	577
Asia—Pacific	605	582	526
Corporate and Other	14	14	117
	$4,261	$4,248	$4,240

(1)                                  Long-lived assets are comprised primarily of property, plant and equipment and exclude goodwill, other intangible assets, deferred taxes and other shared assets.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

TYCO INTERNATIONAL LTD.
(Registrant)

	By:	/s/ Carol Anthony Davidson
Carol Anthony Davidson
Senior Vice-President, Controller
and Chief Accounting Officer

Date: February 8, 2010